UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

GlaxoSmithKline plc	GlaxoSmithKline Capital plc
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

England and Wales	England and Wales
(Jurisdiction of incorporation or organization)	(Jurisdiction of incorporation or organization)

98-0607772	Not Applicable
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

980 Great West Road, Brentford Middlesex TW8 9GS, England	980 Great West Road, Brentford Middlesex TW8 9GS, England
(Address of principal executive offices)	(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
0.534% Notes due 2023	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file numbers to which this form relates:

Nos. 333-223982; 333-223982-02

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.	Description of Registrants’ Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Debt Securities” on pages 9 through 20 of the Prospectus dated March 28, 2018 included in the registration statement on Form F-3 (Registration Nos. 333-223982 and 333-223982-02) of GlaxoSmithKline plc and GlaxoSmithKline Capital plc, as supplemented by the information under the heading “Description of the Notes” on pages S-12 through S-18 of the related Prospectus Supplement, dated September 28, 2020, which information is incorporated by reference and made part of this registration statement in its entirety.

Item 2.	Exhibits.

The securities to be registered hereunder are expected to be listed on the New York Stock Exchange, the exchange on which certain other securities of GlaxoSmithKline plc and GlaxoSmithKline Capital plc are currently registered. Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits are being filed with the Securities and Exchange Commission in connection with this Registration Statement:

1.1.

Prospectus dated March 28, 2018 and Prospectus Supplement dated September 28, 2020, incorporated by reference to the registrants’ filing under Rule 424(b)(2) dated September 30, 2020 (File Nos. 333-223982 and 333-223982-02).

1.2

Indenture, dated as of April 6, 2004, among GlaxoSmithKline Capital plc, GlaxoSmithKline plc, as guarantor, and Deutsche Bank Trust Company Americas, as trustee (as successor to Law Debenture Trust Company of New York, pursuant to an Instrument of Resignation, Appointment and Acceptance dated April 12, 2017, among GlaxoSmithKline Capital plc, Law Debenture Trust Company of New York and Deutsche Bank Trust Company Americas) (the “trustee”), incorporated by reference to Exhibit 4.4 of the registrants’ Report of Foreign Issuer on Form 6-K (File Nos. 001-15170 and 333-104121-01), filed with the Securities and Exchange Commission on April 7, 2004.

1.3

First Supplemental Indenture, dated as of March 21, 2014, among GlaxoSmithKline Capital plc, GlaxoSmithKline plc, as guarantor, and the trustee, incorporated by reference to Exhibit 4.7 of the registrants’ Registration Statement on Form F-3 (File Nos. 333-217125 and 333-217125-02), filed with the Securities and Exchange Commission on April 3, 2017.

1.4

Second Supplemental Indenture dated as of May 15, 2018 among GlaxoSmithKline Capital plc, GlaxoSmithKline plc, as guarantor, and the trustee, incorporated by reference to Exhibit 4.1 of the registrants’ Report of Foreign Issuer on Form 6-K (File Nos. 001-15170 and 001-35541), filed with the Securities and Exchange Commission on May 15, 2018.

1.5	Form of Global Note for 0.534% Notes due 2023.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the registrants has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

GLAXOSMITHKLINE CAPITAL PLC

By:	/s/ Iain Mackay
Name:	Iain Mackay
Title:	Director

GLAXOSMITHKLINE PLC

By:	/s/ Iain Mackay
Name:	Iain Mackay
Title:	Chief Financial Officer

Date: October 1, 2020

INDEX TO EXHIBITS

Exhibit No.	Exhibit

1.1	Prospectus dated March 28, 2018 and Prospectus Supplement dated September 28, 2020, incorporated by reference to the registrants’ filing under Rule 424(b)(2) dated September 30, 2020 (File Nos. 333-223982 and 333-223982-02).

1.2	Indenture, dated as of April 6, 2004, among GlaxoSmithKline Capital plc, GlaxoSmithKline plc, as guarantor, and Deutsche Bank Trust Company Americas, as trustee (as successor to Law Debenture Trust Company of New York, pursuant to an Instrument of Resignation, Appointment and Acceptance dated April 12, 2017, among GlaxoSmithKline Capital plc, Law Debenture Trust Company of New York and Deutsche Bank Trust Company Americas) (the “trustee”), incorporated by reference to Exhibit 4.4 of the registrants’ Report of Foreign Issuer on Form 6-K (File Nos. 001-15170 and 333-104121-01), filed with the Securities and Exchange Commission on April 7, 2004.

1.3	First Supplemental Indenture, dated as of March 21, 2014, among GlaxoSmithKline Capital plc, GlaxoSmithKline plc, as guarantor, and the trustee, incorporated by reference to Exhibit 4.7 of the registrants’ Registration Statement on Form F-3 (File Nos. 333-217125 and 333-217125-02), filed with the Securities and Exchange Commission on April 3, 2017.

1.4	Second Supplemental Indenture dated as of May 15, 2018 among GlaxoSmithKline Capital plc, GlaxoSmithKline plc, as guarantor, and the trustee, incorporated by reference to Exhibit 4.1 of the registrants’ Report of Foreign Issuer on Form 6-K (File Nos. 001-15170 and 001-35541), filed with the Securities and Exchange Commission on May 15, 2018.

1.5	Form of Global Note for 0.534% Notes due 2023.